                                  SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

 PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934
                                (AMENDMENT NO. )

Filed by the Registrant  /_/

Filed by a Party other than the Registrant   /X/

Check the appropriate box:

     /X/ Preliminary Proxy Statement

     /_/ Confidential,  for Use of the  Commission  Only (as  permitted  by Rule
         14a-6(e)(2))

     /_/ Definitive Proxy Statement

     /_/ Definitive Additional Materials

     /_/ Soliciting Material Under Rule 14a-12

                             BKF CAPITAL GROUP, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                             STEEL PARTNERS II, L.P.
                             STEEL PARTNERS, L.L.C.
                             WARREN G. LICHTENSTEIN
                                  RONALD LABOW
                                 KURT N. SCHACHT
--------------------------------------------------------------------------------
    (Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

     Payment of Filing Fee (Check the appropriate box):

     /x/ No fee required.

     /_/ Fee  computed on table below per  Exchange  Act Rules  14a-6(i)(1)  and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit  price  or other  underlying  value  of  transaction  computed pursuant to  Exchange  Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     /_/ Fee paid previously with preliminary materials:

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     /_/ Check box if any part of the fee is offset as provided by Exchange  Act
Rule  0-11(a)(2)  and identify the filing for which the  offsetting fee was paid previously.  Identify the previous filing by registration  statement  number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

                                      -2-

                     PRELIMINARY COPY SUBJECT TO COMPLETION
                              DATED MARCH 22, 2005

                             STEEL PARTNERS II, L.P.

                                 _________, 2005

Dear Fellow Stockholder:

     Steel Partners II, L.P.  ("Steel  Partners") is the beneficial  owner of an aggregate of 669,600 shares of Common Stock of BKF Capital Group, Inc. ("BKF" or the "Company"),  representing approximately 9.0% of the outstanding Common Stock of the  Company.  Steel  Partners  does not believe  that the  current  Board of
Directors  of the Company is acting in your best  interests.  Steel  Partners is therefore  seeking your support at the annual meeting of stockholders  scheduled to be held at  _________________________  on Wednesday,  May 18, 2005, at __:___
__.M. (local time) for the following:

     1.   To elect Steel  Partners'  slate of nominees to the Board of Directors to serve as Class III directors,

     2.   To adopt a  resolution  previously  submitted  by Steel  Partners  for inclusion in the Company's proxy statement recommending that the Board of Directors declassify the Board of Directors,

     3.   To adopt a resolution  previously  submitted by GAMCO Investors,  Inc.
          for inclusion in the Company's proxy statement  recommending  that the
          Board of Directors redeem the rights issued by the Company pursuant to its poison pill, and

     4.   To adopt a resolution  previously  submitted by  Opportunity  Partners
          L.P. for inclusion in the Company's proxy statement  recommending that the Board of Directors  engage an investment  banking firm to pursue a sale of the Company.

     Steel Partners urges you to carefully consider the information contained in the attached Proxy Statement and then support its efforts by signing, dating and returning the enclosed GOLD proxy card today.  The attached Proxy  Statement and the enclosed GOLD proxy card are first being furnished to the stockholders on or about _______, 2005.

     If you have already voted for the incumbent management slate or against the stockholder proposals described in the  Proxy Statement, you have every right to change your votes by signing, dating and returning a later dated proxy.

     If you have any questions or require any assistance with your vote,  please contact  Morrow  & Co.,  Inc.,  which is  assisting  us,  at  their  address  and toll-free numbers listed on the following page.

                                    Thank you for your support,

                                    Warren G. Lichtenstein
                                    Steel Partners II, L.P.

--------------------------------------------------------------------------------

  IF YOU HAVE ANY QUESTIONS, REQUIRE ASSISTANCE IN VOTING YOUR GOLD PROXY CARD,
    OR NEED ADDITIONAL COPIES OF STEEL PARTNERS' PROXY MATERIALS, PLEASE CALL
              MORROW  & CO., INC. AT THE PHONE NUMBERS LISTED BELOW.

                               MORROW  & CO., INC.

                           445 Park Avenue, 5th Floor
                            New York, New York 10022
                                 (212) 754-8000

             BANKS AND BROKERAGE FIRMS, PLEASE CALL: (800) 654-2468
                   STOCKHOLDERS CALL TOLL FREE: (800) 607-0088
                         E-MAIL: STEEL.INFO@MORROWCO.COM

--------------------------------------------------------------------------------

                                      -2-

                         ANNUAL MEETING OF STOCKHOLDERS
                                       OF
                             BKF CAPITAL GROUP, INC.
                            -------------------------

                                 PROXY STATEMENT
                                       OF
                             STEEL PARTNERS II, L.P.

                            -------------------------

          PLEASE SIGN, DATE AND MAIL THE ENCLOSED GOLD PROXY CARD TODAY

     Steel Partners II, L.P., a Delaware limited  partnership  ("Steel Partners"
or "we"),  is a significant  stockholder of BKF Capital Group,  Inc., a Delaware corporation  ("BKF" or the  "Company").  Steel  Partners  is  writing  to you in connection  with the election of three nominees to the board of directors of BKF
(the "BKF Board") at the annual meeting of stockholders  scheduled to be held at
__:___   __.M.    (local    time),    on    Wednesday,    May   18,   2005,   at
________________________________,  including any  adjournments or  postponements thereof  and any  meeting  which  may be  called in lieu  thereof  (the  "Annual
Meeting").

     This proxy  statement (the "Proxy  Statement")  and the enclosed GOLD proxy card are being  furnished to stockholders of BKF by Steel Partners in connection with the solicitation of proxies from BKF's stockholders for the following:

     1.   To elect Steel Partners'  director  nominees,  Warren G. Lichtenstein,
          Ronald LaBow and Kurt N. Schacht  (the  "Nominees")  to serve as Class
          III  directors  of the  Company,  in  opposition  to  BKF's  incumbent directors whose terms expire at the Annual Meeting,

     2.   To adopt a  resolution  previously  submitted  by Steel  Partners  for inclusion in the Company's proxy statement  recommending  that the BKF
          Board declassify the BKF Board,

     3.   To adopt a resolution  previously  submitted by GAMCO Investors,  Inc.
          ("GAMCO") for inclusion in the Company's proxy statement  recommending that the BKF Board redeem the rights issued by the Company pursuant to its poison pill, and

     4.   To adopt a resolution  previously  submitted by  Opportunity  Partners
          L.P.  ("Opportunity  Partners")  for inclusion in the Company's  proxy statement recommending that the BKF Board engage an investment banking firm to pursue a sale of the Company.

     While  Steel  Partners  is aware  from  public  filings  that  GAMCO's  and
Opportunity  Partners'  proposals were submitted to the Company for inclusion in its proxy statement,  no assurance can be given that these proposals will be put to a vote at the Annual  Meeting.  In the event either  proposal is not put to a vote  at  the  Annual  Meeting,  your  vote  to  adopt  such  proposal  will  be disregarded.

     Steel  Partners,  Steel  Partners,   L.L.C.  ("Partners  LLC"),  Warren  G.
Lichtenstein,  Ronald  LaBow and Kurt N.  Schacht  are  members  of a group (the
"Group")  formed in  connection  with this  proxy  solicitation  and are  deemed participants in this proxy solicitation. This Proxy Statement and the GOLD proxy card are first being furnished to BKF's stockholders on or about _______, 2005.

     BKF has set the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting as ________,  2005 (the "Record Date"). The
principal  executive  offices of BKF are located at One Rockefeller  Plaza,  New
York,  New York  10020.  Stockholders  of record at the close of business on the
Record Date will be entitled to vote at the Annual Meeting. According to BKF, as of the Record Date, there were _________ shares of common stock, $1.00 par value per  share  (the  "Shares"),  outstanding  and  entitled  to vote at the  Annual
Meeting.   Steel  Partners,   along  with  all  of  the   participants  in  this
solicitation, are the beneficial owners of an aggregate of 669,600 Shares, which represents  approximately  9.0% of the Shares  outstanding (based on information publicly disclosed by BKF). The participants in this solicitation intend to vote such  Shares for the  election of the  Nominees  and the  stockholder  proposals described herein.

THIS SOLICITATION IS BEING MADE BY STEEL PARTNERS AND NOT ON BEHALF OF THE BOARD
OF  DIRECTORS OR  MANAGEMENT  OF BKF.  STEEL  PARTNERS IS NOT AWARE OF ANY OTHER
MATTERS TO BE BROUGHT BEFORE THE ANNUAL  MEETING.  SHOULD OTHER  MATTERS,  WHICH
STEEL PARTNERS IS NOT AWARE OF A REASONABLE  TIME BEFORE THIS  SOLICITATION,  BE
BROUGHT BEFORE THE ANNUAL MEETING,  THE PERSONS NAMED AS PROXIES IN THE ENCLOSED
GOLD PROXY CARD WILL VOTE ON SUCH MATTERS IN THEIR DISCRETION.

STEEL PARTNERS  URGES YOU TO SIGN,  DATE AND RETURN THE GOLD PROXY CARD IN FAVOR
OF THE ELECTION OF ITS NOMINEES AND THE STOCKHOLDER  PROPOSALS DESCRIBED IN THIS
PROXY STATEMENT.

IF YOU HAVE ALREADY SENT A PROXY CARD  FURNISHED BY BKF  MANAGEMENT  TO BKF, YOU
MAY REVOKE THAT PROXY AND VOTE FOR THE ELECTION OF STEEL PARTNERS'  NOMINEES AND
THE STOCKHOLDER PROPOSALS DESCRIBED HEREIN BY SIGNING,  DATING AND RETURNING THE
ENCLOSED  GOLD PROXY CARD.  THE LATEST  DATED PROXY IS THE ONLY ONE THAT COUNTS.
ANY PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE ANNUAL MEETING BY DELIVERING A
WRITTEN  NOTICE OF REVOCATION  OR A LATER DATED PROXY FOR THE ANNUAL  MEETING TO
STEEL PARTNERS,  C/O MORROW  & CO., INC. WHICH IS ASSISTING IN THIS SOLICITATION,
OR TO THE SECRETARY OF BKF, OR BY VOTING IN PERSON AT THE ANNUAL MEETING.

                                      -2-

                                    IMPORTANT

     YOUR VOTE IS IMPORTANT, NO MATTER HOW MANY OR HOW FEW SHARES YOU OWN. STEEL
PARTNERS URGES YOU TO SIGN,  DATE, AND RETURN THE ENCLOSED GOLD PROXY CARD TODAY
TO VOTE FOR THE ELECTION OF STEEL PARTNERS' NOMINEES AND FOR THE ADOPTION OF THE
RESOLUTIONS  RECOMMENDING  THAT  THE BKF  BOARD  TAKE  THE  NECESSARY  STEPS  TO
DECLASSIFY  THE BKF BOARD,  REDEEM THE RIGHTS ISSUED BY THE COMPANY  PURSUANT TO
ITS POISON PILL AND ENGAGE AN  INVESTMENT  BANKING  FIRM TO PURSUE A SALE OF THE
COMPANY.

o    If your Shares are  registered  in your own name,  please sign and date the enclosed GOLD proxy card and return it to Steel Partners, c/o Morrow  & Co.,
     Inc., in the enclosed envelope today.

o    If any of your Shares are held in the name of a brokerage firm,  bank, bank nominee  or other  institution  on the Record  Date,  only it can vote such
     Shares and only upon receipt of your  specific  instructions.  Accordingly, please  contact the person  responsible  for your account and instruct that person to execute on your behalf the GOLD proxy card.  Steel Partners urges you to confirm your  instructions in writing to the person  responsible for your account and to provide a copy of such  instructions to Steel Partners,
     c/o Morrow  & Co.,  Inc.,  who is  assisting  in this  solicitation,  at the address and  telephone  numbers set forth  below,  and on the back cover of this Proxy  Statement,  so that we may be aware of all instructions and can attempt to ensure that such instructions are followed.

                 If you have any questions regarding your proxy,
             or need assistance in voting your Shares, please call:

                             MORROW & CO., INC.

                           445 Park Avenue, 5th Floor
                            New York, New York 10022
                                 (212) 754-8000

             BANKS AND BROKERAGE FIRMS, PLEASE CALL: (800) 654-2468
                   STOCKHOLDERS CALL TOLL FREE: (800) 607-0088
                         E-MAIL: STEEL.INFO@MORROWCO.COM

                                      -3-

                           BACKGROUND TO SOLICITATION

     Steel Partners has been a long term investor in BKF since December 2003 and is currently the beneficial owner of 669,600 Shares,  representing approximately
9.0% of the issued and outstanding  Common Stock.  The following is a chronology of events leading up to this proxy solicitation:

     o    Over the past several months,  Steel Partners entered into discussions
          with  individual  members of the Board of Directors   to express Steel
          Partners'  concerns  regarding BKF's  compensation  arrangements,  its
          failure  to  control   administrative   expenses,   its  disappointing
          financial  performance and its failure to enact much needed  corporate
          governance   reforms.   These   discussions  did  not  result  in  any
          substantive reforms by the Company.

     o    On  December  16,  2004,  Steel  Partners  delivered  a letter  to BKF expressing its concern with BKF's corporate  governance and operations and encouraging the BKF Board to implement various reforms.

     o    On  December  16,  2004,  Steel  Partners  delivered  a letter  to BKF submitting,  pursuant to Rule 14a-8 of the Securities  Exchange Act of
          1934, as amended,  a proposal to eliminate the  classification  of the
          BKF  Board  for  inclusion  in BKF's  proxy  statement  at the  Annual
          Meeting.

     o    On  December  16,  2004,  Steel  Partners  delivered  a letter  to BKF
          requesting,   pursuant  to  Section  220  of  the   Delaware   General
          Corporation  Law,  a  complete  list of BKF's  stockholders  and other corporate records in order to allow Steel Partners to communicate with
          BKF's  stockholders  on Steel  Partners'  proposal  to  eliminate  the classification of the BKF Board.

     o    On  February  11,  2005,  Steel  Partners  delivered  a letter  to BKF nominating  Warren G.  Lichtenstein,  Ronald LaBow and Kurt N. Schacht
          for election to the BKF Board at the Annual  Meeting (the  "Nomination
          Letter").

     o    On or around February 15, 2005, Steel Partners  received a letter from
          BKF (the "BKF Response") requesting additional  information concerning
          Steel  Partners,  its affiliates and the Nominees in order to evaluate the  eligibility  of the Nominees to be directors of BKF in accordance with the  Company's  Bylaws.  BKF  reserved the right to object to the eligibility  of any of the Nominees and  compliance of the  Nomination
          Letter with the Company's  Bylaws and applicable law,  notwithstanding receipt of the requested information.

     o    On  February  24,  2005,  Steel  Partners  delivered  a letter  to BKF containing the additional  information  requested in the BKF Response.
          Steel  Partners  believes  that  the  information   contained  in  the
          Nomination Letter fully complied with the advance notice  requirements of the  Company's  Bylaws  and  that  no  additional  information  was required by BKF for Steel  Partners to proceed with its  nomination of the  Nominees  and  solicitation  of  proxies  in  furtherance  of the election  of the  Nominees,  subject  to  filing  a  definitive  proxy statement  with the SEC.  Steel  Partners  has not  received a written response from BKF to this letter.

                                      -4-

                     PROPOSAL NO. 1 - ELECTION OF DIRECTORS

     The BKF Board is currently  composed of nine  directors  divided into three equal  classes  serving  staggered  three-year  terms.  It  is  Steel  Partners'
understanding  that the terms of three Class III directors of the BKF Board - J.
Barton  Goodwin,  John A.  Levin and  Burton G.  Malkiel - expire at the  Annual
Meeting. Steel Partners expects that the BKF Board will nominate these incumbent directors for re-election at the Annual Meeting.  Steel Partners is seeking your support  at the Annual  Meeting to elect its  Nominees  in  opposition  to BKF's director nominees.

        REASONS WHY STEEL PARTNERS IS CHALLENGING THE INCUMBENT DIRECTORS

     Steel  Partners is  concerned  about BKF's  ability to implement a business plan that will promptly return the Company to consistent profitability.  BKF, as further discussed in its public filings,  operates entirely through John A. Levin  & Co., an SEC-registered investment adviser, and its related entities. According to its
Web site, John A. Levin  & Co. manages approximately $13 Billion of assets with a focus on "value-oriented  investment services." According to its public filings,
BKF had net losses of approximately  $1.8 Million and $8.4 Million for the years ended December 31, 2004 and December 31, 2003, respectively. It is quite evident from  this  performance  that  BKF  has  failed  to  deliver  value  to its  own stockholders.

     We also believe that the BKF Board should immediately  implement  corporate governance  reforms.  This is why we  previously  submitted for inclusion in the
Company's  proxy  statement for  consideration  at the Annual Meeting a proposal requesting  that the BKF  Board  take  the  steps  necessary  to  eliminate  the classification  of the BKF Board and to  require  that all  directors  stand for election  annually.  We have  also  publicly  recommended  that  the  BKF  Board implement the following corporate governance and operational changes, as further discussed herein:

          o  USE  EXCESS  CASH TO  INCREASE  DIVIDEND  AND/OR  REPURCHASE  STOCK
             AGGRESSIVELY

          o  APPOINT A SEASONED CHIEF OPERATING OFFICER WHO WILL REDUCE EXPENSES
             AND IMPROVE OPERATING PERFORMANCE

          o  REDEEM BKF'S COMMON SHARE PURCHASE RIGHTS

          o  ELIMINATE FROM THE CERTIFICATE OF INCORPORATION  AND BYLAWS CERTAIN
             CLASSIC ANTI-TAKEOVER PROVISIONS

     As further  described  below,  we believe that the election of the Nominees and approval of the stockholder  proposals described  herein  represent the best means for BKF's  stockholders  to  maximize  the  value of their  Shares.  Steel
Partners,  as one of the largest  stockholders  of BKF,  has a vested  financial interest in the  maximization  of the value of your Shares.  Our  interests  are aligned with the interests of all  stockholders.  Additionally,  Steel  Partners believes that the Nominees have extensive experience in private

                                      -5-

and public investment,  corporate  governance and business management as further discussed in their biographical extracts below. If elected to the BKF Board, the
Nominees will endeavor to use their collective experience to oversee the Company with a goal of achieving  consistent  profitability,  implementing the corporate governance reforms and operational changes espoused by Steel Partners as well as exploring other  alternatives  to maximize  stockholder  value.  There can be no assurance that these goals will be achieved if the Nominees are elected.

  STEEL PARTNERS IS CONCERNED WITH BKF'S FAILURE TO CONSISTENTLY TURN A PROFIT

     According to its public filings,  BKF had net losses of approximately  $1.8
Million and $8.4 Million for the years ended  December 31, 2004 and December 31,
2003,  respectively.  We do not understand how a money  management  company that manages  approximately  $13 Billion of assets and generated over $225 Million in revenues  during this time period can lose money.  BKF's  financial  performance during  this  period is  especially  alarming  when  compared  to the  financial performance  of other  publicly-traded  money  managers  in the  table set forth below.

                      Twelve Months Ended December 31, 2004
                      -------------------------------------

                                                                     Operating Income
                                                                      as a Percentage
                                      Revenues      Operating Income    of Revenues       Return On Equity
                                      --------      ----------------    -----------       ----------------
                                         (dollars in millions)
Affiliated Managers Group Inc.          $660              $268              40.6%               11.7%
Eaton Vance Corp.1                      $687              $235              34.3%               33.2%
Gabelli Asset Management Inc.           $255              $ 99              38.8%               17.1%
Nuveen Investments Inc.                 $506              $255              50.4%               29.4%
Waddell  & Reed Financial Inc.      $504              $163              34.5%               51.8%
BKF Capital Group Inc.                  $123              $  3              ___%                 ___%

1 All figures for Eaton Vance Corp.  are for the twelve months ended January 31,
2005.

     We believe the table above  demonstrates  an immediate  need to improve the
Company's financial performance.

      STEEL PARTNERS BELIEVES THAT BKF MUST ADOPT APPROPRIATE COMPENSATION
                 ARRANGEMENTS WITH ITS INVESTMENT PROFESSIONALS

     We believe that a  fundamental  source of the  Company's  sub par financial performance  is the  BKF  Board's  failure  to  adopt  appropriate  compensation arrangements  between BKF and its investment  professionals.  We have previously expressed to the BKF Board that the Company must adopt compensation arrangements that reward its key employees for performance and align their interests directly with  the  Company's  clients  and  stockholders.  We even  requested  from  BKF documentation relating to the Company's

                                      -6-

compensation arrangements with its investment professionals but no documentation has been furnished to date.

     Various  publicly-traded  money managers have adopted compensation programs aligning  the  interests  of key  employees  with the  interests  of clients and stockholders.  For example,  as recently as January  2005,  Janus  Capital Group approved  a Mutual  Fund Share  Investment  Plan for  certain  of its  executive officers and key employees to align the interests of the  participants  with the interests of the  company's  mutual fund  shareholders.  The plan is designed to grant eligible employees long-term incentive awards in the form of deferred cash compensation  that is  credited  with  income,  gains  and  losses  based on the performance  of the Janus mutual fund  investments  selected by the  participant from a list of Janus  Funds  designated  by the  company.  If the  Nominees  are elected,  they will recommend that the BKF Board explore the adoption of similar compensation plans.

  STEEL PARTNERS BELIEVES THAT BKF SHOULD INCREASE ITS DIVIDEND TO STOCKHOLDERS
                  AND/OR IMPLEMENT A STOCK REPURCHASE PROGRAM

     Despite BKF's dismal financial  performance,  we believe that the Company's
Common Stock is undervalued. In order to fully realize the inherent value of the
Shares,  substantive  changes need to be made in how the BKF Board  operates the
Company.  As of December  31,  2004,  BKF had cash,  cash  equivalents  and U.S.
Treasury  bills of  approximately  $44 Million and no debt.  We believe that BKF should utilize this cash to increase its annual dividend and/or commence a stock repurchase program which represent fundamentally sound methods to strengthen the
Company's return on invested capital and maximize  stockholder  value. We credit the BKF Board for  declaring in January 2005 a quarterly  dividend of $0.125 per share but believe the Company can do better.

  STEEL PARTNERS BELIEVES THAT BKF SHOULD APPOINT AN OPERATING OFFICER WHO WILL
         REDUCE EXPENSES AND IMPROVE THE COMPANY'S OPERATING PERFORMANCE

     We reiterate  our view that John A. Levin  & Co. serves its clients well and we are  appreciative  of  John  Levin's  historical  contribution  to the  firm.
However, we believe that BKF could better leverage its investment  professionals by filling the COO  position  with a seasoned  professional  who could bring the
Company's  bottom-line  performance in line with its industry  peers.  Mr. Levin also serves as Chairman and Chief Executive Officer of both John A. Levin  & Co., the Company's money management subsidiary,  and Levin Management Co., which owns and provides  administrative  and management  services to John A. Levin  & Co. If the  Nominees  are  elected,  they  will  petition  the BKF  Board to  retain an executive search firm for the purpose of identifying a qualified replacement for
Mr. Levin at the holding company level.

 STEEL PARTNERS BELIEVES THAT BKF SHOULD TERMINATE ITS SPECIAL ARRANGEMENTS WITH
           RELATED PARTIES INCLUDING FAMILY MEMBERS OF JOHN A. LEVIN

     Certain  members  of the BKF  Board  have  made  it a  practice  to  engage themselves  in related  party  transactions  at the expense of the  Company.  We believe that the following  relationships  may impair the BKF Board's ability to exercise independent judgment.

                                      -7-

SPECIAL ARRANGEMENT WITH JOHN LEVIN'S SON HENRY LEVIN

     According to BKF's public filings, in 2003 Henry Levin, son of BKF Chairman and CEO John Levin,  received  compensation of  approximately  $4.8 Million as a portfolio  manager  for the  event  driven  investment  team  and was  allocated approximately  $2.9  Million  in  incentive  fees  as  the  managing  member  of investment  vehicles  affiliated with the Company,  or a total of  approximately
$7.7 Million in  compensation.  We question how the  compensation  paid to Henry
Levin is aligned with the interests of the stockholders  when this amount almost equates to the $8.4 Million in losses sustained by BKF in 2003.

SPECIAL ARRANGEMENT WITH JOHN LEVIN'S DAUGHTER JENNIFER LEVIN CARTER

     According to BKF's public filings, in 2003 Jennifer Levin Carter,  daughter of Chairman and CEO John Levin, received approximately $150,000 from the Company for "consulting services rendered to various alternative  investment  strategies of the Company." We question the need for the services of Mr. Levin's daughter.

SPECIAL  ARRANGEMENT  WITH PETER J. SOLOMON COMPANY OF WHICH PETER J. SOLOMON IS
CHAIRMAN

     According  to BKF's  public  filings,  in 2003 BKF  paid  Peter J.  Solomon
Company,  of which BKF director  Peter J. Solomon is Chairman,  $100,000 for its
"services as a financial  advisor." We call upon BKF to disclose the exact scope of these advisory  services and question  whether these services could have been obtained by the Company on more favorable terms from independent  third parties.
In any event,  we believe this  arrangement  brings into question Mr.  Solomon's independence.

SPECIAL  ARRANGEMENT  WITH TRAXIS  PARTNERS OF WHICH  BARTON BIGGS IS A MANAGING
PARTNER

     According to BKF's public filings,  in 2003 Traxis  Partners,  of which BKF director Barton Biggs is a Managing Partner, paid BKF $136,000 in rent for space in the Company's  offices in New York City.  This  arrangement,  in our opinion, creates the  appearance  of a conflict of interest and brings into  question Mr.
Biggs' independence.

 STEEL PARTNERS BELIEVES THAT BKF SHOULD REDEEM THE COMMON SHARE PURCHASE RIGHTS
                      ISSUED PURSUANT TO ITS "POISON PILL"

     In May 2001, the BKF Board adopted,  without stockholder approval, a rights agreement or "poison pill" purportedly to protect  stockholders from coercive or otherwise unfair takeover tactics. Historically, proponents of poison pills have asserted that they enable a board of directors to respond in an orderly  fashion to unsolicited  takeover bids by providing sufficient time to carefully evaluate the  fairness of such a bid. We oppose BKF's poison pill because we believe that it  places  such an  effective  obstacle  to a  takeover  bid that it  serves to entrench the BKF Board and management.  We believe that BKF's poison pill forces a would-be  acquirer  to  negotiate  its bid for the  Company  with  management, instead of making its offer directly to the  stockholders.  In our opinion,  the power of the BKF Board and  management to block any bid that does not leave them in control  adversely  affects  stockholder  value.  We further believe that the

                                      -8-

effect of the poison pill is to insulate  management  from the most  fundamental accountability to stockholders by providing  management and the BKF Board with a veto over takeover bids, even when stockholders might favorably view such bids.

     STEEL PARTNERS IS NOT ALONE IN ITS PUBLIC  OPPOSITION TO BKF'S POISON PILL.
DURING  EACH  OF  THE  LAST  THREE  ANNUAL  MEETINGS  OF  STOCKHOLDERS  OF  BKF,
STOCKHOLDER PROPOSALS TO REDEEM THE COMMON SHARE PURCHASE RIGHTS ISSUED PURSUANT
TO THE  POISON  PILL HAVE  BEEN  APPROVED  BY  STOCKHOLDERS  BY AN  OVERWHELMING
MAJORITY OF THE VOTE. SPECIFICALLY,  APPROXIMATELY 66%, 77% AND 66% OF THE VOTES
CAST  RESPECTIVELY  DURING THE 2004, 2003 AND 2002 ANNUAL MEETINGS WERE VOTED IN
FAVOR OF THE STOCKHOLDER PROPOSALS. After each of these annual meetings, the BKF
Board has reported in its public filings that it recognizes the stockholder vote in favor of this  proposal  but  "continues  to believe  that the [poison  pill]
supports the objectives of preserving and maximizing the Company's value for all stockholders." In view of the overwhelming stockholder support this proposal has received  for  three  straight  years,  we think it is about  time the BKF Board afford  the  stockholders  the  courtesy  of a little  more than a  one-sentence boilerplate  reason for rebuffing the stockholders'  wishes and publicly explain why it believes the poison pill preserves and maximizes  stockholder  value.  If the Nominees are elected, they will encourage the BKF Board to respect the right of the  stockholders  to  participate  in the  governance  of their  company  by terminating the poison pill and requiring that the stockholders  approve any new stockholder rights plan.

    STEEL PARTNERS BELIEVES THAT BKF SHOULD ELIMINATE FROM ITS CERTIFICATE OF
           INCORPORATION AND BYLAWS CERTAIN ANTI-TAKEOVER PROVISIONS

     The Company's  Certificate of Incorporation  ("Charter") and Bylaws contain numerous anti-takeover  provisions that we believe infringe on the stockholders'
rights to determine  what is best for the Company and serve to entrench  current management.  These anti-takeover provisions include, but are not limited to, the following:

        o  Charter  provision  requiring  approval of holders of at least 80% of the Shares entitled to vote to remove directors

        o  Charter  provision  requiring  approval of holders of at least 80% of the Shares entitled to vote to approve mergers, consolidations, sales of  substantially  all the  assets  or  liquidations  not  previously approved by at least two-thirds of the BKF Board

        o  Charter and Bylaw  provisions  prohibiting  stockholders  from taking action by written consent in lieu of a meeting

        o  Charter  and  Bylaws  do not  permit  stockholders  to  call  special meetings of stockholders

     We believe  that the  foregoing  anti-takeover  provisions  are intended to
disenfranchise   stockholders   and  strip  away  any  semblance  of  management
accountability  which BKF's stockholders  deserve.  Therefore,  if elected,  the
Nominees  will be  committed  to  lobbying  the BKF  Board  to  eliminate  these anti-takeover provisions.

                                      -9-

THE NOMINEES

     The  following  information  sets forth the name,  age,  business  address,
present  principal   occupation,   and  employment  and  material   occupations,
positions,  offices,  or  employments  for the  past  five  years of each of the
Nominees. This information has been furnished to Steel Partners by the Nominees.
The Nominees are citizens of the United States of America.

     WARREN  G.  LICHTENSTEIN  (AGE  39) has  been the  Chairman  of the  Board,
Secretary and the Managing  Member of Partners LLC, the general partner of Steel
Partners, since January 1, 1996 and the President, Chief Executive Officer and a
director of Steel  Partners,  Ltd.,  a  management  and  advisory  company  that provides  management  services to Steel Partners and its affiliates,  since June
1999. Mr.  Lichtenstein has been a director (currently Chairman of the Board) of
United  Industrial  Corporation,  a company  principally  focused on the design, production  and support of defense  systems  and a  manufacturer  of  combustion equipment for biomass and refuse fuels,  since May 2001.  Mr.  Lichtenstein  has been a director  (currently  Chairman of the Board) of SL  Industries,  Inc.,  a
designer and manufacturer of power  electronics,  power motion equipment,  power
protection   equipment,   and  teleprotection   and  specialized   communication
equipment,  since January 2002 and Chief Executive  Officer since February 2002.
Mr. Lichtenstein has been a director of Layne Christensen Company, a provider of products and services for the water,  mineral,  construction and energy markets, since January 2004. Mr.  Lichtenstein has been a director (currently Chairman of the Board) of WebFinancial Corporation,  a consumer and commercial lender, since
1996 and Chief  Executive  Officer since December 1997. The business  address of
Mr. Lichtenstein is c/o Steel Partners II, L.P., 590 Madison Avenue, 32nd Floor,
New York,  New York 10022.  By virtue of his  position  with  Partners  LLC, Mr.
Lichtenstein  has the power to vote and  dispose  of the  Shares  owned by Steel
Partners. Accordingly, Mr. Lichtenstein may be deemed to be the beneficial owner of the Shares owned by Steel Partners.  For information  regarding purchases and sales during the past two years by Steel  Partners of securities of BKF that may be deemed to be beneficially owned by Mr. Lichtenstein, see Schedule I.

     RONALD LABOW (AGE 70) has been the President of Stonehill Investment Corp., an  investment  fund,  since  February  1990.  Mr. LaBow has been an officer and director of WPN Corp., a financial consulting company,  since 1987. From January
1991 to  February  2004,  Mr.  LaBow  served  as  Chairman  of the  Board of WHX
Corporation  (or its  predecessor  corporations),  a NYSE listed holding company structured  to invest in and/or  acquire  a  diverse  group of  businesses  on a decentralized  basis,  whose primary  business is Handy  & Harman,  a diversified manufacturing company with activities in precious metals fabrication,  specialty wire and tubing and engineered  materials.  The business address of Mr. LaBow is
c/o WPN Corp.,  110 East 59th Street,  New York, New York 10022.  As of the date hereof,  Mr. LaBow did not beneficially own any securities of BKF. Mr. LaBow has not purchased or sold any securities of BKF during the past two years.

     KURT N. SCHACHT (AGE 51) has been the Executive  Director of the CFA Centre for Financial  Market  Integrity,  an  organization  that  advocates  efficient, ethical and transparent  capital markets,  since June 2004. During April and May of 2004, Mr.  Schacht  worked for Steel  Partners on its compliance  procedures.
From April 2001 to March 2004, Mr. Schacht served as Chief Operating Officer and
General

                                      -10-

Counsel of Wyser-Pratte Asset Management, a New York City based hedge fund. From
September 1999 to March 2001, Mr. Schacht served as Chief  Operating  Officer of
Evergreen Asset Management, an asset management firm. From 1990 to October 1999,
Mr.  Schacht  served  as the  Chief  Legal  Officer  of the  State of  Wisconsin
Investment  Board,  a  public  pension  fund.  He  helped  draft  the  Corporate
Governance  Handbook  released by the New York Society of Security  Analysts and was  named  its  Volunteer  of the Year in 2004  for his  work on its  Corporate
Governance Committee.  He has worked on industry panels and programs relating to corporate governance and board of directors issues for organizations such as the
New York Stock Exchange and the American  Society of Corporate  Secretaries  and
served on the National Association of Corporate Directors Blue Ribbon Task Force
on evaluating director  performance.  Mr. Schacht received a Bachelor of Science degree in Chemistry and a law degree from the  University of  Wisconsin-Madison.
He is a Chartered  Financial  Analyst and was awarded the CFA(R)  designation in
1998.  The  business  address of Mr.  Schacht is 10 Old Pound Ridge Road,  Pound
Ridge,  New York 10576. As of the date hereof,  Mr. Schacht did not beneficially own any  securities of BKF. Mr. Schacht has not purchased or sold any securities of BKF during the past two years.

     There can be no assurance  that the actions our Nominees  intend to take as described  above will be implemented if they are elected or that the election of
our  Nominees  will  improve  the  Company's   business  or  otherwise   enhance
stockholder value. Your vote to elect the Nominees does not constitute a vote in favor of our value enhancing plans for BKF. Your vote to elect the Nominees will have the legal effect of  replacing  three  incumbent  directors of BKF with our
Nominees.  Neither we (nor to our knowledge, any other person on our behalf) has made or undertaken any analysis or reports as to whether  stockholder value will be  maximized  as a  result  of  this  solicitation  or  obtained  reports  from consultants  or other  outside  parties as to whether  the  proposals  presented herein would have an effect on stockholder value. There can be no assurance that stockholder  value will be  maximized  as a result of this  solicitation  or the election of the Nominees.

     The  Nominees  will not receive any  compensation  from Steel  Partners for their services as directors of BKF.  Other than as stated  herein,  there are no arrangements or understandings between Steel Partners and any of the Nominees or any other person or persons pursuant to which the nomination described herein is to be made,  other than the consent by each of the  Nominees to be named in this
Proxy  Statement  and to serve as a  director  of BKF if  elected as such at the
Annual  Meeting.  None of the  Nominees is a party  adverse to BKF or any of its subsidiaries  or  has  a  material  interest  adverse  to  BKF  or  any  of  its subsidiaries in any material pending legal proceedings.

     Steel  Partners  does not expect that the Nominees  will be unable to stand for  election,  but,  in the event that such  persons are unable to serve or for good cause will not serve,  the Shares  represented  by the enclosed  GOLD proxy card will be voted for substitute nominees. In addition, Steel Partners reserves the right to nominate  substitute  persons if BKF makes or announces any changes to its Bylaws or takes or announces any other action that has, or if consummated would have, the effect of disqualifying  the Nominees.  In any such case, Shares represented  by the enclosed  GOLD proxy card will be voted for such  substitute nominees.  Steel Partners reserves the right to nominate  additional  persons if

                                      -11-

BKF increases the size of the BKF Board above its existing size or increases the number of  directors  whose  terms  expire  at the  Annual  Meeting.  Additional nominations made pursuant to the preceding sentence are without prejudice to the position of Steel  Partners that any attempt to increase the size of the current
BKF Board or to  reconstitute  or  reconfigure  the classes on which the current
directors  serve  constitutes  an  unlawful   manipulation  of  BKF's  corporate
machinery.

YOU ARE URGED TO VOTE FOR THE  ELECTION  OF THE  NOMINEES ON THE  ENCLOSED  GOLD
PROXY CARD.

                                      -12-

               PROPOSAL NO. 2 - DECLASSIFICATION OF THE BKF BOARD

     On December 16, 2004, Steel Partners delivered a letter to BKF submitting a proposal for inclusion in BKF's proxy  statement at the Annual Meeting  pursuant to Rule 14a-8 of the Securities  Exchange Act of 1934, as amended.  The proposal requests  that  the  BKF  Board  take  the  steps  necessary  to  eliminate  the classification  of the BKF Board and to  require  that all  directors  stand for election annually. The Company's Certificate of Incorporation currently requires that the BKF Board be divided into three  classes  having  staggered  three-year terms.

     In  accordance  with  Rule  14a-8,  Steel  Partners  submitted  to BKF  the following  resolution and supporting statement that BKF will also be required to include in its proxy statement for approval at the Annual Meeting:

     RESOLUTION

          RESOLVED,  that the stockholders of BKF Capital Group,  Inc.
     request that the Board of Directors  take the necessary  steps to declassify  the  Board  of  Directors  and to  require  that  all directors stand for election annually. The Board declassification shall be done in a manner  that  does not  affect  the  unexpired terms of directors previously elected.

     SUPPORTING STATEMENT

          We believe the election of  directors  is the most  powerful way that  stockholders  influence  the  strategic  direction of a public company.  Currently, the Board of Directors of BKF Capital is divided into three classes serving staggered three-year terms.
     It is  our  belief  that  the  classification  of  the  Board  of
     Directors  is not in the best  interests  of BKF  Capital and its
     stockholders   because  it  reduces   accountability  and  is  an
     unnecessary   anti-takeover   device.   The  elimination  of  the
     staggered board would require each director to stand for election annually.  We believe that such annual accountability would serve to keep  directors  closely  focused  on the  performance  of top executives and on maximizing stockholder value. Concerns that the annual election of directors would have a destabilizing impact by leaving  our company  without  experienced  board  members in the event that all  incumbents  are voted out are  unfounded.  In the unlikely  event the owners  should  choose to replace  the entire
     board,  it  would  be  obvious  that  the  incumbent   directors'
     contributions were not valued.

          A classified  board of directors  protects the incumbency of the board of  directors  and  current  management,  which in turn limits  accountability  to  stockholders.  It is our  belief  BKF
     Capital's corporate governance procedures and practices,  and the level of management  accountability  they impose,  are related to the  financial  performance  of the  company.  We  believe  sound corporate  governance  practices,  such as the annual election of directors,  will  impose the level of  management  accountability necessary to help insure that a good performance record continues over the long term.

          Increasingly,   classified  boards  like  ours  have  become
     unpopular in recent  years.  Institutional  investors are calling for  the  end  of  this  system.  California's  Public  Employees
     Retirement  System,  New York City pension funds,  New York State
     pension   funds  and  many  others   including   the  Council  of

                                      -13-

     Institutional Investors, and Institutional  Shareholder Services,
     one of the most influential  proxy evaluation  services,  support this position.

          During  the  past  few  years  a  majority  of  stockholders supported  proposals  asking  their  boards to repeal  classified board  structures at a number of respected  companies,  including
     FedEx, Baker Hughes,  Starwood Hotels,  Honeywell  International,
     Morgan Stanley and Tellabs.

          For a greater  voice in the  governance  of BKF  Capital and annual Board of Directors  accountability  we ask stockholders to vote YES on this proposal.

     We believe that proper  corporate  governance  procedures and practices and the level of  management  accountability  that the BKF Board  imposes are highly relevant to BKF's Share price  performance  and the success of its business.  As discussed in further detail in the supporting  statement  above, we believe that
BKF's   classified  board  structure  is  not  in  the  best  interests  of  the stockholders  because it  reduces  accountability  of the BKF Board and,  in our view, only serves to entrench current management.  We generally believe that all stockholders are entitled to have the opportunity to vote to elect all directors annually, not just once every three years.

     Accordingly,  we believe that the BKF Board should take the necessary steps to declassify the BKF Board and to require that all directors stand for election annually.

YOU ARE URGED TO VOTE FOR THE  RESOLUTION  RECOMMENDING  THAT THE BKF BOARD TAKE
THE NECESSARY STEPS TO DECLASSIFY THE BKF BOARD.

                                      -14-

                   PROPOSAL NO. 3 - REDEMPTION OF POISON PILL

     In December  2004,  GAMCO  Investors,  Inc.,  a  significant  institutional stockholder  of BKF,  submitted a proposal for inclusion in the Company's  proxy statement  at the  Annual  Meeting  pursuant  to Rule  14a-8  of the  Securities
Exchange  Act of 1934,  as amended.  The  proposal  requests  that the BKF Board redeem the rights issued pursuant to its Rights  Agreement,  commonly known as a
"poison  pill",  unless the  issuance is approved by the  affirmative  vote of a majority of the outstanding shares at a meeting of the stockholders held as soon as practical.

     On May 29,  2001,  the BKF Board  declared a dividend  of one Common  Share
Purchase  Right  pursuant  to a  Rights  Agreement  dated  as of June  8,  2001.
Generally,  the  stockholders  may  exercise  their  rights  under  this kind of agreement  (the "Rights")  only when a person or group  acquires,  or through an exchange or tender offer  attempts to acquire,  a beneficial  interest in 10% or more of the common  stock of a company.  Stockholders,  other than the person or group  attempting  to acquire 10% of the common  stock,  may then  exercise  the
Rights and receive stock at a fraction of its fair market value. The Company may redeem the Rights for $.01 per Right

     The terms of the  poison  pill have the  effect of  thwarting  an  unwanted potential  offer for BKF. While the BKF Board should have  appropriate  tools to ensure that all  stockholders  benefit  from any  proposal to buy BKF, we do not believe that the future  possibility  of  responding  to any  unsolicited  offer justifies the BKF Board's  implementation  of a poison pill. We believe that the
BKF Board also adopted the poison pill in order to, among other things, entrench the BKF Board and management.  This belief is partially based on John A. Levin  &
Company,  Inc.'s and certain if its  affiliates'  exemption from the poison pill which  effectively  allows them to purchase an unlimited number of shares of BKF without triggering the poison pill.

     We feel it is appropriate at this time to eliminate  management-entrenching
governance   structures,   particularly  the  poison  pill,  in  view  of  BKF's
disappointing financial performance. We note that 2001, the year the poison pill was adopted, was the last profitable year for BKF. Accordingly,  we believe that the BKF Board  should  take the  necessary  steps to redeem  the  rights  issued pursuant to the Company's poison pill.

     Steel Partners is not affiliated with GAMCO and is acting alone, and not in concert with GAMCO, in its solicitation of stockholders to vote for the adoption of GAMCO's stockholder proposal to redeem the Company's poison pill. While Steel
Partners is aware from public filings that GAMCO's proposal was submitted to the
Company for  inclusion in its proxy  statement,  no assurance  can be given that this proposal will be put to a vote at the Annual Meeting.  In the event GAMCO's proposal is not put to a vote at the Annual Meeting,  your vote on this proposal will be disregarded.

YOU ARE URGED TO VOTE FOR THE  RESOLUTION  RECOMMENDING  THAT THE BKF BOARD TAKE
THE NECESSARY STEPS TO REDEEM THE POISON PILL.

                                      -15-

             PROPOSAL NO. 4 - ENGAGEMENT OF INVESTMENT BANKING FIRM

     In November 2004,  Opportunity  Partners L.P., a significant  institutional stockholder  of BKF,  submitted a proposal for inclusion in the Company's  proxy statement  at the  Annual  Meeting  pursuant  to Rule  14a-8  of the  Securities
Exchange  Act of 1934,  as amended.  The  proposal  requests  that the BKF Board engage an investment banking firm to pursue a sale of the Company.

     In  a  supporting  statement  submitted  with  this  proposal,  Opportunity
Partners  stated  that  BKF's  ratio of market  capitalization  to assets  under management  was less than 2%,  well  below the  ratio of most  other  investment management companies. In addition,  Opportunity Partners argued that some recent sales of hedge fund  management  firms at prices  exceeding  10% of assets under management  have occurred and  therefore BKF could be an attractive  acquisition candidate for a larger financial institution. We agree with these assertions and therefore believe that the BKF Board should engage an investment banking firm to pursue a sale of the Company.

     Steel Partners is not affiliated  with  Opportunity  Partners and is acting alone,  and not in concert with  Opportunity  Partners,  in its  solicitation of stockholders  to vote for the  adoption  of  Opportunity  Partners'  stockholder proposal to engage an  investment  banking firm to pursue a sale of the Company.
While Steel  Partners is aware from public  filings that  Opportunity  Partners'
proposal was submitted to the Company for inclusion in its proxy  statement,  no assurance  can be given that this  proposal  will be put to a vote at the Annual
Meeting. In the event Opportunity Partners' proposal is not put to a vote at the
Annual Meeting, your vote on this proposal will be disregarded.

YOU ARE URGED TO VOTE FOR THE RESOLUTION  RECOMMENDING THAT THE BKF BOARD ENGAGE
AN INVESTMENT BANKING FIRM TO PURSUE A SALE OF THE COMPANY.

                                      -16-

VOTING AND PROXY PROCEDURES

     Only  stockholders  of record on the Record Date will be entitled to notice of and to vote at the  Annual  Meeting.  Each  Share is  entitled  to one  vote.
Stockholders  who sell Shares  before the Record Date (or acquire  them  without voting rights after the Record Date) may not vote such Shares.  Stockholders  of record on the Record Date will retain their voting rights in connection with the
Annual  Meeting even if they sell such Shares  after the Record  Date.  Based on
publicly   available   information,   Steel  Partners  believes  that  the  only
outstanding class of securities of BKF entitled to vote at the Annual Meeting is the Shares.

     Shares  represented by properly  executed GOLD proxy cards will be voted at the Annual Meeting as marked and, in the absence of specific instructions,  will be voted FOR the  election of the Nominees to the BKF Board and FOR the adoption of the  stockholder  proposals  described  in this Proxy  Statement,  and in the discretion  of the persons named as proxies on all other matters as may properly come before the Annual Meeting.

     We are  asking  you to elect  our  Nominees  and to adopt  the  stockholder proposals  described in this Proxy  Statement.  The enclosed GOLD proxy card may only be voted for our Nominees and does not confer  voting power with respect to the Company's nominees.  Accordingly,  you will not have the opportunity to vote for any of BKF's  nominees.  You can only vote for BKF's nominees by signing and returning  a proxy  card  provided  by BKF.  Stockholders  should  refer  to the
Company's proxy statement for the names,  backgrounds,  qualifications and other
information   concerning  the  Company's  nominees.  The  participants  in  this solicitation intend to vote all of their Shares in favor of the Nominees and the stockholder  proposals described in this Proxy Statement and will not vote their
Shares in favor of any of BKF's nominees.

QUORUM

     In order to conduct any  business at the Annual  Meeting,  a quorum must be present  in person or  represented  by valid  proxies.  A quorum  consists  of a majority of the Shares  issued and  outstanding  on the Record Date.  All Shares that are voted  "FOR",  "AGAINST"  or "ABSTAIN"  (or  "WITHHOLD"  in the case of election of directors) on any matter will count for purposes of  establishing  a quorum and will be treated as Shares entitled to vote at the Annual Meeting (the
"Votes Present").

VOTES REQUIRED FOR APPROVAL

     ELECTION OF DIRECTORS.  A plurality of the total votes cast ("Votes  Cast")
by holders of the  Shares for the  Nominees  is  required  for the  election  of directors  and the three  nominees  who  receive  the most votes will be elected
(assuming  a quorum  is  present).  A vote to  "WITHHOLD"  for any  nominee  for director will be counted for purposes of determining the Votes Present, but will have no other effect on the outcome of the vote on the election of directors.  A
Stockholder may cast such votes for the Nominees either by so marking the ballot at the Annual  Meeting or by  specific  voting  instructions  sent with a signed proxy to either Steel  Partners in care of Morrow  & Co., Inc. at the address set forth on the back cover of this  Proxy  Statement  or to BKF at One  Rockefeller
Plaza, New York, New York, 10020 or any other address provided by BKF.

                                      -17-

     OTHER  PROPOSALS.  Other than the election of directors,  the vote required for the  other  business  matters  set  forth  in this  Proxy  Statement  is the affirmative vote of a majority of the Votes Present.

ABSTENTIONS

     Abstentions  will count as Votes  Present  for the  purpose of  determining whether a quorum is  present.  Abstentions  will not be counted as Votes Cast in the election of  directors.  Abstentions  will have the effect of a vote against the other business matters set forth in this Proxy Statement.

BROKER NON-VOTES

     Shares held in street name that are present by proxy will be  considered as
Votes  Present for  purposes of  determining  whether a quorum is present.  With regard to certain proposals,  the holder of record of Shares held in street name is  permitted to vote as it  determines,  in its  discretion,  in the absence of direction from the beneficial holder of the Shares.

     The term  "broker  non-vote"  refers to shares held in street name that are not voted with respect to a particular matter,  generally because the beneficial owner did not give any  instructions to the broker as to how to vote such shares on that matter and the broker is not permitted  under  applicable  rules to vote such shares in its discretion because of the subject matter of the proposal, but whose shares are present on at least one matter. Such shares shall be counted as
Votes  Present for the purpose of  determining  whether a quorum is present,  if voting  instructions are given by the beneficial owner as to at least one of the matters to be voted on.  Broker  non-votes  will not be counted as Votes Cast or
Votes  Present  with  respect  to  matters  as to which the  record  holder  has expressly not voted. Accordingly,  Steel Partners believes that broker non-votes will have no effect  upon the outcome of voting on any of the  business  matters set forth in this Proxy Statement.

                                      -18-

REVOCATION OF PROXIES

     Stockholders  of BKF may revoke their proxies at any time prior to exercise by attending the Annual Meeting and voting in person (although attendance at the
Annual Meeting will not in and of itself constitute revocation of a proxy) or by delivering a written notice of revocation.  The delivery of a subsequently dated proxy which is properly  completed  will  constitute a revocation of any earlier proxy.  The  revocation  may be  delivered  either to Steel  Partners in care of
Morrow  & Co.,  Inc.  at the  address  set forth on the back  cover of this Proxy
Statement or to BKF at One Rockefeller  Plaza,  New York, New York, 10020 or any
other address  provided by BKF.  Although a revocation is effective if delivered to BKF, Steel Partners  requests that either the original or photostatic  copies of all  revocations be mailed to Steel Partners in care of Morrow  & Co., Inc. at the  address set forth on the back cover of this Proxy  Statement  so that Steel
Partners will be aware of all revocations  and can more accurately  determine if and when  proxies  have been  received  from the holders of record on the Record
Date of a majority of the outstanding Shares.  Additionally,  Morrow  & Co., Inc.
may use this information to contact  stockholders who have revoked their proxies in order to solicit  later dated  proxies for the  election of the  Nominees and approval of the stockholder proposals described herein.

IF YOU WISH TO VOTE FOR THE ELECTION OF THE NOMINEES TO THE BKF BOARD OR FOR THE
STOCKHOLDER  PROPOSALS DESCRIBED IN THIS PROXY STATEMENT,  PLEASE SIGN, DATE AND
RETURN  PROMPTLY  THE  ENCLOSED  GOLD  PROXY CARD IN THE  POSTAGE-PAID  ENVELOPE
PROVIDED.

                             SOLICITATION OF PROXIES

     The  solicitation of proxies pursuant to this Proxy Statement is being made by Steel  Partners.  Proxies may be  solicited  by mail,  facsimile,  telephone, telegraph,  in person and by  advertisements.  Steel  Partners  will not solicit proxies via the Internet.

     Steel  Partners has entered into an agreement  with Morrow  & Co.,  Inc. for solicitation  and advisory  services in connection with this  solicitation,  for which Morrow  & Co., Inc. will receive a fee not to exceed $___,000.00,  together with  reimbursement  for its  reasonable  out-of-pocket  expenses,  and  will be
indemnified  against  certain   liabilities  and  expenses,   including  certain
liabilities  under the federal  securities laws. Morrow  & Co., Inc. will solicit proxies from individuals,  brokers, banks, bank nominees and other institutional holders.  Steel  Partners  has  requested  banks,  brokerage  houses  and  other custodians,  nominees and fiduciaries to forward all  solicitation  materials to the  beneficial  owners of the Shares they hold of record.  Steel  Partners will reimburse these record holders for their reasonable out-of-pocket expenses in so doing. It is anticipated  that Morrow  & Co., Inc. will employ  approximately  __
persons to solicit BKF's stockholders for the Annual Meeting.

     The entire  expense of soliciting  proxies is being borne by Steel Partners pursuant to the terms of the Joint Filing and Solicitation Agreement (as defined below).  Costs of this  solicitation  of proxies are  currently  estimated to be approximately  $___,000.00.  Steel  Partners  estimates  that  through  the date hereof,  its expenses in connection  with this  solicitation  are  approximately
$___,000.00.

                                      -19-

                          OTHER PARTICIPANT INFORMATION

     Each member of the Group is a participant in this  solicitation.  Warren G.
Lichtenstein  is Chairman of the Board,  Secretary  and the  Managing  Member of
Partners LLC, a Delaware limited liability company.  Partners LLC is the general partner of Steel Partners. The principal business of Mr. Lichtenstein,  Partners
LLC and Steel  Partners is investing in the  securities of small-cap  companies.
The  principal  business  address of Mr.  Lichtenstein,  Partners  LLC and Steel
Partners is 590 Madison Avenue,  32nd Floor, New York, New York 10022. As of the
date hereof, Steel Partners is the beneficial owner of 669,600 Shares.  Partners
LLC does not beneficially own any Shares on the date hereof, except by virtue of its role in Steel Partners.  Mr.  Lichtenstein may be deemed to beneficially own the 669,600  Shares of BKF owned by Steel  Partners  by virtue of his  positions with Partners LLC. For information  regarding  purchases and sales of securities of BKF during the past two years by Steel Partners, see Schedule I.

     On February 11, 2005,  the members of the Group entered into a Joint Filing and Solicitation  Agreement in which, among other things, (i) the parties agreed to the joint filing on behalf of each of them of statements on Schedule 13D with respect to the securities of BKF, (ii) the parties agreed to solicit  proxies or written  consents  for the  election  of the  Nominees,  or any other  person(s)
nominated  by Steel  Partners,  to the BKF  Board  at the  Annual  Meeting  (the
"Solicitation"),  and (iii) Steel Partners agreed to bear all expenses  incurred in connection with the Group's activities,  including approved expenses incurred by any of the parties in connection  with the  Solicitation,  subject to certain limitations.  Steel  Partners  intends  to seek  reimbursement  from  BKF of all expenses it incurs in connection with the Solicitation.  Steel Partners does not intend  to submit  the  question  of such  reimbursement  to a vote of  security holders of the Company.

               CERTAIN TRANSACTIONS BETWEEN STEEL PARTNERS AND BKF

     Except  as set  forth in this  Proxy  Statement  (including  the  Schedules hereto),  (i) during the past 10 years, no participant in this  solicitation has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors);  (ii) no participant in this solicitation  directly or indirectly
beneficially   owns  any  securities  of  BKF;  (iii)  no  participant  in  this solicitation  owns any  securities  of BKF which  are  owned of  record  but not beneficially; (iv) no participant in this solicitation has purchased or sold any securities of BKF during the past two years;  (v) no part of the purchase  price or  market  value of the  securities  of BKF  owned by any  participant  in this solicitation  is  represented  by funds  borrowed or otherwise  obtained for the purpose of acquiring or holding such  securities;  (vi) no  participant  in this solicitation  is,  or  within  the  past  year  was,  a party  to any  contract, arrangements or understandings with any person with respect to any securities of
BKF, including, but not limited to, joint ventures, loan or option arrangements, puts or calls,  guarantees  against loss or  guarantees  of profit,  division of losses or profits,  or the giving or withholding of proxies;  (vii) no associate
of  any  participant  in  this  solicitation  owns  beneficially,   directly  or
indirectly,  any securities of BKF;  (viii) no participant in this  solicitation owns  beneficially,  directly or  indirectly,  any  securities  of any parent or subsidiary of BKF; (ix) no  participant in this  solicitation  or any of his/its associates was a party to any  transaction,  or series of similar  transactions, since the  beginning of BKF's last fiscal year,  or is a party to any  currently proposed transaction, or series of similar transactions,  to which BKF or any of its  subsidiaries  was or is to be a party, in which the amount involved exceeds
$60,000;  (x) no participant in this  solicitation or any of his/its  associates has any arrangement or understanding  with any person with respect to any future employment by BKF or its affiliates,  or with respect to any future transactions to  which  BKF or any of its  affiliates  will or may be a  party;  and  (xi) no

                                      -20-

person,  including the participants in this  solicitation,  who is a party to an arrangement or  understanding  pursuant to which the Nominees are proposed to be elected has a substantial interest,  direct or indirect, by security holdings or otherwise in any matter to be acted on at the Annual Meeting.

                    OTHER MATTERS AND ADDITIONAL INFORMATION

     Steel  Partners  is unaware of any other  matters to be  considered  at the
Annual Meeting. However, should other matters, which Steel Partners is not aware of a  reasonable  time before this  solicitation,  be brought  before the Annual
Meeting,  the persons named as proxies on the enclosed GOLD proxy card will vote on such matters in their discretion.

     Steel  Partners has omitted from this Proxy  Statement  certain  disclosure required  by  applicable  law that is already  included in the  Company's  proxy
statement.   This  disclosure   includes,   among  other  things,   biographical
information on BKF's directors and executive  officers,  information  concerning executive compensation, an analysis of cumulative total returns on an investment in Shares during the past five years and procedures for submitting proposals for inclusion  in BKF's proxy  statement  at the next annual  meeting.  Stockholders should  refer  to  the  Company's  proxy  statement  in  order  to  review  this disclosure.

     See Schedule II for information regarding persons who beneficially own more than 5% of the Shares and the ownership of the Shares by the management of BKF.

     The  information  concerning BKF contained in this Proxy  Statement and the
Schedules  attached  hereto  has been taken  from,  or is based  upon,  publicly available information.

                                    STEEL PARTNERS II, L.P.

                                    ________, 2005

                                      -21-

                                   SCHEDULE I

                        TRANSACTIONS IN SECURITIES OF BKF
                            DURING THE PAST TWO YEARS

      CLASS            QUANTITY             PRICE PER       DATE OF
   OF SECURITY         PURCHASED            SHARE ($)       PURCHASE
-----------------  ------------------  -----------------  ----------------------
                             STEEL PARTNERS II, L.P.
--------------------------------------------------------------------------------
   Common Stock             200              23.8000        12/12/03
   Common Stock           1,100              24.9873        12/22/03
   Common Stock           2,000              24.5000        12/24/03
   Common Stock           4,100              25.0000         1/05/04
   Common Stock           4,300              25.5000         1/12/04
   Common Stock           5,000              25.5000         1/13/04
   Common Stock           1,200              25.7000         3/29/04
   Common Stock           3,000              25.6300         3/30/04
   Common Stock           1,000              25.4000         3/31/04
   Common Stock           2,000              26.5000         4/02/04
   Common Stock           2,200              26.4964         4/06/04
   Common Stock         100,000              26.4900         4/07/04
   Common Stock          50,300              26.5296         4/12/04
   Common Stock          75,000              26.7800         4/15/04
   Common Stock         189,500              26.9799         4/20/04
   Common Stock           2,300              27.1430         4/21/04
   Common Stock             100              27.2000         4/22/04
   Common Stock           6,800              27.4040         4/29/04
   Common Stock             800              27.4025         4/30/04
   Common Stock           4,700              28.5000         5/27/04
   Common Stock           9,000              28.2733         6/03/04
   Common Stock           2,000              28.4295         6/08/04
   Common Stock           2,400              28.5050         6/10/04
   Common Stock           3,000              26.6500         8/13/04
   Common Stock         185,000              27.5300         8/16/04
   Common Stock          12,600              39.4141         3/21/05

--------------------------------------------------------------------------------

                                      -22-

                                   SCHEDULE II

           SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

             [TO BE INSERTED FROM BKF'S PROXY STATEMENT, WHEN FILED]

                                      -23-

                                    IMPORTANT

     Tell your Board what you think! Your vote is important.  No matter how many
Shares you own,  please give Steel Partners your proxy FOR the election of Steel
Partners' Nominees and FOR the adoption of the stockholder  proposals  described in this Proxy Statement by taking three steps:

     o SIGNING the enclosed GOLD proxy card,

     o DATING the enclosed GOLD proxy card, and

     o MAILING the enclosed  GOLD proxy card TODAY in the envelope  provided (no postage is required if mailed in the United States).

     If any of your Shares are held in the name of a brokerage firm,  bank, bank nominee or other institution, only it can vote such Shares and only upon receipt
of  your  specific   instructions.   Accordingly,   please  contact  the  person
responsible  for your account and instruct that person to execute the GOLD proxy card  representing  your Shares.  Steel Partners urges you to confirm in writing your instructions to Steel Partners in care of Morrow  & Co., Inc. at the address provided  below so that Steel Partners will be aware of all  instructions  given and can attempt to ensure that such instructions are followed.

     If you have any questions or require any additional  information concerning this Proxy Statement, please contact Morrow  & Co., Inc. at the address set forth below.

                             MORROW  & CO., INC.

                           445 Park Avenue, 5th Floor
                            New York, New York 10022
                                 (212) 754-8000

             BANKS AND BROKERAGE FIRMS, PLEASE CALL: (800) 654-2468
                   STOCKHOLDERS CALL TOLL FREE: (800) 607-0088
                         E-MAIL: STEEL.INFO@MORROWCO.COM

                     PRELIMINARY COPY SUBJECT TO COMPLETION
                              DATED MARCH 22, 2005

                             BKF CAPITAL GROUP, INC.

                       2005 ANNUAL MEETING OF STOCKHOLDERS

          THIS PROXY IS SOLICITED ON BEHALF OF STEEL PARTNERS II, L.P.

                THE BOARD OF DIRECTORS OF BKF CAPITAL GROUP, INC.
                          IS NOT SOLICITING THIS PROXY

                                    P R O X Y

The undersigned  appoints Warren G.  Lichtenstein  and Ronald LaBow, and each of them, attorneys and agents with full power of substitution to vote all shares of common stock of BKF Capital Group,  Inc. (the  "Company")  which the undersigned would be  entitled  to vote if  personally  present  at the  Annual  Meeting  of
Stockholders of the Company,  and including at any adjournments or postponements thereof and at any meeting called in lieu thereof.

The undersigned  hereby revokes any other proxy or proxies  heretofore  given to vote or act with  respect to the shares of common  stock of the Company  held by the  undersigned,  and hereby  ratifies and confirms all action the herein named attorneys and proxies,  their  substitutes,  or any of them may lawfully take by virtue hereof. If properly executed, this Proxy will be voted as directed on the reverse  and in their  discretion  with  respect  to any  other  matters  as may properly come before the Annual Meeting.

IF NO DIRECTION IS INDICATED WITH RESPECT TO THE PROPOSALS ON THE REVERSE,  THIS
PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES SET FORTH IN THIS PROXY, OR
ANY  SUBSTITUTIONS  THERETO AND FOR THE  STOCKHOLDER  PROPOSALS  RELATING TO THE
DECLASSIFICATION  OF THE COMPANY'S BOARD OF DIRECTORS,  REDEMPTION OF THE RIGHTS
ISSUED  PURSUANT TO THE  COMPANY'S  POISON PILL AND  ENGAGEMENT OF AN INVESTMENT
BANKING FIRM TO PURSUE THE SALE OF THE COMPANY.

This Proxy will be valid until the sooner of one year from the date indicated on the reverse side and the completion of the Annual Meeting.

               PLEASE SIGN EXACTLY AS NAME APPEARS ON THIS PROXY.

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE

[X] PLEASE MARK VOTE AS IN THIS EXAMPLE

1.   ELECTION OF DIRECTORS:

                                                                                 FOR ALL
                                                             WITHHOLD             EXCEPT
                                                           AUTHORITY TO         NOMINEE(S)
                                             FOR           VOTE FOR ALL          WRITTEN
                                         ALL NOMINEES      ALL NOMINEES           BELOW
     Nominees: Warren G. Lichtenstein        [ ]               [ ]                 [ ]
               Ronald LaBow
               Kurt N. Schacht                                              ----------------

2.   APPROVAL OF THE STOCKHOLDER  PROPOSAL RELATING TO THE  DECLASSIFICATION  OF
     THE COMPANY'S BOARD OF DIRECTORS:

          FOR          AGAINST        ABSTAIN
          [ ]            [ ]            [ ]

3.   APPROVAL OF THE  STOCKHOLDER  PROPOSAL  RELATING TO THE  REDEMPTION  OF THE
     RIGHTS ISSUED PURSUANT TO THE COMPANY'S POISON PILL:

          FOR          AGAINST        ABSTAIN
          [ ]            [ ]            [ ]

4.   APPROVAL  OF THE  STOCKHOLDER  PROPOSAL  RELATING TO THE  ENGAGEMENT  OF AN
     INVESTMENT BANKING FIRM TO PURSUE A SALE OF THE COMPANY:

          FOR          AGAINST        ABSTAIN
          [ ]            [ ]            [ ]

DATED:  ____________________________

____________________________________
(Signature)

____________________________________
(Signature, if held jointly)

____________________________________
(Title)

WHEN  SHARES  ARE HELD  JOINTLY,  JOINT  OWNERS  SHOULD  EACH  SIGN.  EXECUTORS,
ADMINISTRATORS,  TRUSTEES,  ETC., SHOULD INDICATE THE CAPACITY IN WHICH SIGNING.
IMPORTANT: PLEASE SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY!